EXHIBIT 99.1

AMENDMENT TO AGREEMENT

This Amendment to Agreement (this "Amendment") is entered into as of October 10, 2007, by and between Criticare Systems, Inc., a Delaware corporation ("Criticare"), on the one hand, and BlueLine Catalyst Fund VII, L.P. ("BlueLine Catalyst"), BlueLine Partners, L.L.C., a California limited liability company and the sole general Partner of BlueLine Catalyst ("BlueLine California"), BlueLine Capital Partners, L.P. ("BCP"), and BlueLine Partners, L.L.C., a Delaware limited liability company and the sole general Partner of BCP ("BlueLine Partners"), and any affiliates (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act”)) of any of the foregoing (BlueLine Partners, BlueLine Catalyst, BlueLine California, BCP and any such affiliate, collectively, "BlueLine"), on the other hand.  Criticare and BlueLine are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

RECITALS

A.           Criticare and BlueLine are parties to an Agreement dated as of April 2, 2007 (the "Original Agreement") which, among other things, provides for the representation of two BlueLine Nominees on Criticare's Board of Directors subject to the terms and conditions set forth in the Original Agreement.

B.           Criticare's Board of Directors has resolved to amend Criticare's By-laws to eliminate its classified Board of Directors and provide that, beginning with the 2007 annual meeting of stockholders, all of Criticare's directors shall be elected annually.  The Parties desire to amend the Original Agreement in the manner set forth below with respect to the elimination of Criticare's classified Board of Directors.

AGREEMENTS

In consideration of the foregoing and the mutual covenants and agreements contained herein and in the Original Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.           Declassification of the Board.  The Parties agree that, notwithstanding any provision of the Original Agreement to the contrary, with the declassification of the Board as of Criticare's 2007 annual meeting of stockholders, both of the BlueLine Nominees (together with the other nominees for election to the Board at the 2007 annual meeting of stockholders) will be nominated for election at the 2007 annual meeting of stockholders for terms expiring at Criticare's 2008 annual meeting of stockholders.

2.           Full Force and Effect.  All remaining provisions of the Original Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

CRITICARE SYSTEMS, INC.

By: /s/ Emil Soika
       Name: Emil Soika
       Title: President and CEO

BLUELINE CATALYST FUND VII, L.P.

By: BlueLine Partners, L.L.C.
             Its: General Partner

By: /s/ Scott Shuda
       Name: Scott Shuda
       Title: Manager

BLUELINE PARTNERS, L.L.C.

By: /s/ Scott Shuda
       Name: Scott Shuda
       Title: Manager

BLUELINE CAPITAL PARTNERS, L.P.

By: BlueLine Partners, L.L.C.
            Its: General Partner

By: /s/ Scott Shuda
       Name: Scott Shuda
       Title: Manager

BLUELINE PARTNERS, L.L.C.

By: /s/ Scott Shuda
       Name: Scott Shuda
       Title: Manager